Exhibit 23




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 (No. 333-67742) of Intercell International Corporation and subsidiaries of our report dated November 8, 2002, which appears on page F-2 of this Annual Report on Form 10-KSB for the year ended September 30, 2002.



GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado
December 2, 2002


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